Exhibit 10.7

                           CONVERTIBLE PROMISSORY NOTE

U.S. $572,490.22                                               Due: May 31, 2004

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE OF CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS AND THE ISSUER'S ARTICLES OR CERTIFICATE OF INCORPORATION.

ARTICLE 1 - INDEBTEDNESS

1.1 FOR VALUE RECEIVED. Solomon Technologies, Inc. (the "Corporation") hereby unconditionally promises to pay to the order of Pinetree (Barbados) Inc. (the "Holder") the sum of Five Hundred Seventy Two Thousand Four Ninety and 22/100 (572,490.22) in lawful money of the United States of America, together with Interest payable thereon as hereinafter set out. References herein to "$" and "dollars" shall be references to currency of the United States of America.

1.2 The principal amount hereof from time to time outstanding shall bear Interest at 11% per annum calculated and compounded monthly as follows:

         (a) $200,000 of the principal amount shall bear interest from January 19, 2001;

         (b) $50,000 of the principal amount shall bear interest from June 18, 2001;

         (c) $75,000 of the principal amount shall bear interest from July 11, 2001;

         (d) $85,000 of the principal amount shall bear interest from August 27, 2001 (the amounts in Section 1.2(a) through 1.2(d) shall be collectively referred to as the "Convertible Indebtedness"); and

         (e) $48,399.98 of the principal amount shall bear interest from the date of this Secured Note.

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1.3 On or before December 15, 2003 (the "Mandatory Payment Due Date"), the
Corporation shall make a payment of Fifty Thousand Dollars ($50,000) (the "Mandatory Payment") under this Secured Note. Any payments made on or before the Mandatory Payment Due Date shall reduce the amount of the Mandatory Payment by the amount tendered. Failure to tender the Mandatory Payment in full on or before the Mandatory Payment Due Date shall constitute an Event of Default, permitting Holder to exercise any and all rights and remedies under this Secured Note.

1.4 The entire principal amount of this Secured Note, together with accrued but unpaid interest, shall be due and payable on May 31, 2004 (or if such date is a Saturday, Sunday. or civic or statutory holiday in Baltimore, Maryland (any other day being a "Business Day"), such payment shall be made on the next day which is a Business Day, unless the Maturity Date is adjusted pursuant to this
Section 1 (the "Maturity Date").

1.5 To induce Corporation to make additional payments prior to the Maturity Date (other than the Mandatory Payment), Holder has agreed, at Corporation's written election, on a per Minimum Incentive Payment (as defined in Section 1.6), to (a) extend the Maturity Date two months per Minimum Incentive Payment; or (b) reduce Holder's ability to convert the Convertible Indebtedness under this Secured Note by a ratio of one and one-half (1.5) times the monetary value of each Minimum Incentive Payment (each incentive election shall hereinafter be referred to as the "Incentive" and one or more incentive elections shall be referred to as the "Incentives"). The Incentives will be available to Corporation only after Corporation has tendered the Mandatory Payment.

1.6 To be eligible for each Incentive, the Corporation must remit payments to Holder in the aggregate of not less than Fifty Thousand Dollars ($50,000) per Incentive (the "Minimum Incentive Payment"). Upon remission of payments which aggregate to a Minimum Incentive Payment, the Corporation shall provide Holder with written notice, in a form reasonably satisfactory to Holder, notifying Holder of the Corporation's Incentive election. Likewise, if the Corporation were to double or triple the Minimum Incentive Payment, the Incentives would consequently double or triple, respectively.

1.7 The maximum Incentive the Corporation could receive under this Secured Note would be either (a) a six month extension of the Maturity Date; or (b) a Two Hundred Twenty Five Thousand Dollar ($225,000) reduction in the equity conversion option.

1.8 If the Corporation doubles or triples the Minimum Incentive Payment, the Corporation may elect to choose an equitable combination of the Incentives, so long as the aggregate value of each Incentive making up the equitable combination is a whole multiple of the Minimum Incentive Payment, so as not to fractionalize the Incentives making up the equitable combination.

1.9 Except for purposes of reducing Holder's equity conversion option as described above, all monies paid by the Corporation shall be applied in the

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following order (a) costs and expenses; (b) accrued interest; and (c) principal.
All payments of principal and interest to be made by the Corporation shall be in U.S. funds and shall be made by way of wire transfer to the Holder's account in accordance with the following instructions;

                  Pay to: Chase Manhattan Bank, 4 Chase Metrotech Centre, New York; Swift Address; CHASUS33 ABA NO. 021000021 (Attention: International Payments) To credit Account No. 001-1-879350 in the name of RBC, Private Banking, St Michael, Barbados Transit 06465 For Further Credit to Account Number 48009581 in the name of Pinetree (Barbados) Inc. (Bank to Bank information: Ensure MT 100 is sent to RBC Private Banking St. Michael, Barbados)

         or to such other account or address as the Holder may notify the Corporation in writing from time to time, to be received no later than noon on the date on which such payment is due.

1.10 The occurrence and continuance of any one or more of the following events shall constitute an "Event of Default" hereunder:

         (a) the Corporation is in default of any obligation contained herein, and such default continues for a period of fifteen (15) business days; or

         (b) except with respect to the payment of taxes disclosed in Schedule 3.1(f) of the MOU, the Corporation commits a default with respect to any other material indebtedness and such default continues for a period of fifteen (15) business days, or there is entered any final judgment against the Corporation for any payment of money in excess of $100,000; or

         (c) the Corporation makes a general assignment for the benefit or creditors; any proceeding is instituted by or against the Corporation seeking to adjudicate it a bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy: insolvency or reorganization or relief of debts, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its assets, provided that, in any such case, if the same is dismissed or vacated within 30 days of being instituted then any such default shall be deemed cured;

         (d) the Corporation's failure to cure within fifteen (15) business days after receipt of written notice from Pinetree of the occurrence of an Event of Default under the any of the Settlement Documents.

1.11 No delay or omission of Holder to exercise any right or power occurring upon any Event of Default hereunder shall impair any such right or power or shall be construed as a waiver of any such Event of Default. To the fullest extent permitted by law, Holder's rights and remedies under this Secured Note shall be cumulative and Holder shall have all other rights and remedies not inconsistent herewith as are provided under the Uniform Commercial Code as in effect in Maryland, by law or in equity. No exercise by Holder of one right or remedy shall be deemed an election, no waiver by Holder of any default on the part of the Corporation shall be deemed a continuing waiver, and no delay by Holder shall constitute a waiver of such right or remedy.

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ARTICLE 2 - CONVERSION

2.1      Conversion of this Secured Note

         Subject to and upon compliance with the provisions of this Article 2, including (without limitation) Section 2.2, the Holder shall have the right at any time while any principal amount remains outstanding hereunder to convert any portion of Convertible Indebtedness owing hereunder into fully-paid and non-assessable common shares in the capital of the Corporation as currently constituted (the "Common Shares") at a conversion price of $1.4635 per Common Share (the "Conversion Price"), unless such price is adjusted as provided in this Article 2.

2.2      Manner of Exercise of Right to Convert

         (a) Subject to Section 2.2(b) hereof, the Holder hereof wishing to convert all or any portion of the Convertible Indebtedness into Common Shares, shall deliver to the Corporation (in any manner by which notice may be given to the Corporation under Section 3.5) written notice in form and substance satisfactory to the Corporation, duly executed by the Holder or other legal representative thereof, stating that the Holder is exercising the right to convert the Convertible Indebtedness in accordance with the provisions of this
Article 2, and specifying the amount of Convertible Indebtedness which it wishes to convert (the "Conversion Notice Amount"). Notwithstanding Section 2.2(b) below, thereupon such Holder or its nominee or assignee shall be entitled to be entered in the books of the Corporation as at the date on which the notice of conversion is received for conversion (or such later date as is specified in the notice of conversion) (the "Conversion Date") as the holder of the number of Common Shares into which the Convertible Indebtedness is convertible in accordance with the provisions hereof and, as soon as practicable thereafter, the Corporation shall deliver to such Holder a certificate for such Common Shares registered in the name of the Holder or its nominee or assignee (the "Registered Holder").

         (b) The Holder understands and agrees not to exercise its conversion rights provided in this Article 2, if (i) the Corporation provides Holder with notice of pending discussions with a person or entity for a sale of Common Shares or other form of equity investment in the Corporation (the "Investment"), as required pursuant to Section 4.2(a) of the Memorandum of Understanding between the Holder and Corporation, executed on the same date hereof, and (ii) the Investment specifically allocates a certain percentage or fixed amount of the Investment proceeds to repay the outstanding Obligations, but not less than
(A) forty percent (40%) of the outstanding Obligations as of the date of the Investment, or (B) the full amount of the outstanding Obligations if, at the time of the Investment, the outstanding Obligation is less than or equal to One Hundred Thousand Dollars ($100,000).

2.3      Adjustment of Conversion Price.

         (a) In case the Corporation shall at any time after the date hereof issue, grant or sell any Additional Shares (as hereinafter defined) for consideration, exercise or conversion price per

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share less than the Conversion Price in effect immediately prior to the issuance or sale of such Additional Shares, or without consideration, the Conversion
Price in effect on the date of and immediately after such issuance (the
"Modified Price") shall be calculated, to the nearest hundredth of a cent, to reflect the result of the following formula:

                           (x) = (f)/(a)

                           (y) = (b) - (g)

                           (z) = (x)*(y)

                           Modified Price = (b) - (z)

Where (x) represents the quotient calculated by dividing the new investment amount (symbolized by "f") by Five Hundred Thousand ($500,000) Dollars (symbolized by "a"), but at no time may be greater than 1, and (y) represents Pinetree's Conversion Price per share of Common Shares (symbolized by "b") less the consideration, exercise or conversion price per share of Additional Shares in the new investment in the Corporation (symbolized by "g"). The Modified Price shall be Pinetree's Conversion Price less (z), found by multiplying (x) and (y), however at no time shall the Modified Price be greater than the Conversion Price then in effect. If the Modified Price is less than the Conversion Price then in effect, the Conversion Price will be reduced to equal the Modified Price.

         (b) For purposes of 2.3(a), "Additional Shares" shall mean Common Shares or options, warrants or other rights to acquire Common Shares or securities convertible into or exchangeable for Common Shares, including shares held in the Corporation's treasury, and Common Shares issued upon the exercise of any options, rights or warrants to subscribe for Common Shares and Common Shares issued upon the direct or indirect conversion or exchange of securities for Common Shares, other than:

                  (i) This Secured Note.

                  (ii) Common Shares issued or issuable upon conversion of this Secured Note.

                  (iii) Common Shares, or options, warrants, rights or other securities or debt convertible into or exercisable for Common Shares (or Common Shares issuable upon conversion or exercise thereof) issued as a result of anti-dilution adjustments to any options, warrants, debt or other securities issued or outstanding on the date hereof;

                  (iv) Common Shares (or options) issued to employees, officers, directors and consultants of the Company pursuant to stock purchase or stock option plans approved by the Board; or

                  (v) Common Shares issued in connection with stock dividends, splits, combinations and similar events; and

         (c) For the purpose of any computation to be made in accordance with
Section 2.3(a), the following provisions shall apply:

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                  (i) In case of the issuance or sale of Common Shares for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if Common Shares are offered by the Company for subscription, the subscription price) before deducting therefrom any compensation paid or discount allowed in the sale, or any expenses incurred in connection therewith.

                  (ii) In the case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Corporation) of Common Shares for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the fair market value of such consideration.

                  (iii) The reclassification of securities of the Corporation other than Common Shares into securities including Common Shares shall be deemed to involve the issuance of Common Shares for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such Common Shares shall be determined as provided in Section 2.3(c)(ii).

                  (iv) In the case of the issuance of options, rights, or warrants to purchase or subscribe for Common Shares, securities convertible into or exchangeable for Common Shares, or options, rights or warrants to purchase or subscribe for any such convertible or exchangeable securities, the following provisions shall apply:

                           (A) The effective price for the issuance, grant or
                  sale of any options, rights or warrants shall be deemed to be the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance plus the consideration, if any, received by the Company in connection with sale or issuance of such options, rights or warrants.

                           (B) The effective price for the issuance, grant or
                  sale of any convertible or exchangeable securities shall be deemed to be the consideration received by the Corporation in connection with the sale of such securities plus the consideration, if any, receivable by the Corporation upon the conversion or exchange thereof.

                           (C) If any change shall occur in the price per share
                  provided for in any of the options, rights or warrants referred to in Section 2.3(c)(iv)(A), or in the price per share at which the securities referred to in Section 2.3(c)(iv)(B) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Corporation shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

                           (D) Except as otherwise provided in this Section
                  2.3(c), no adjustment of the Conversion Price, shall be made upon the actual issuance of such Common

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                  Shares upon exercise of options, rights or warrants or upon the actual issuance of such Common Shares upon conversion or exchange of any convertible or exchangeable securities.

         (d) In case the Corporation shall pay or make a dividend or other distribution to some or all of its shareholders of Common Shares in shares of the Corporation, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination, and the denominator shall be the sum of the numerator and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 2.3(d), the number Common Shares at any time outstanding shall not include Common Shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Corporation.

         (e) In the event that the Corporation shall at any time prior to the repayment of the Obligations in full or conversion in full of the Secured Note declare a dividend (other than a dividend consisting solely of Common Shares or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its holders of Common Shares any monies, assets, property, rights, evidences of indebtedness, securities (other than Common Shares), whether issued by the Corporation or by another person or entity, or any other thing of value, the Holder, to the extent of the unconverted portion thereof shall thereafter be entitled, in addition to the Common Shares or other securities receivable upon the conversion thereof, to receive, upon conversion of such unconverted portion of this Secured Note, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection.

         (f) In case the outstanding number of Common Shares shall be subdivided into a greater number of outstanding Common Shares in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding Common Shares shall each be combined into a smaller number of outstanding Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

2.4      Corporation to Reserve Shares

         The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Shares solely for the purpose of issue upon conversion of any Convertible Indebtedness as provided herein, such number of Common Shares as shall then be issuable upon the conversion of the Convertible Indebtedness remaining under this Secured Note. All Common

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Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable shares in the capital of the Corporation.

2.5      Taxes and Charges on Conversion

         The Corporation will from time to time make payment of all taxes and charges which may be imposed by any applicable laws (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Common Shares to the Holder pursuant to the terms of this Secured Note.

2.6      Notice of Special Matters

         The Corporation covenants that, so long as this Secured Note remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in this Article 2 which may give rise to an adjustment in the Conversion Price and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 30 days prior to the applicable record date.


ARTICLE 3 - GENERAL

3.1 All capitalized Terms used herein and not defined herein shall have the meaning ascribed to such Term in the Settlement Documents.

3.2 If this Secured Note is collected through any legal proceedings, the Corporation agrees to pay the court costs, reasonable attorneys' fees and other reasonable costs of collection of the Holder hereof.

3.3 The Corporation waives diligence, presentment and demand for payment, protest, notice of protest and non-payment, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of costs, expenses or losses and interest hereon and delinquence in taking any action to collect any sums owing under this Secured Note and agrees that its liability on this Secured Note shall not be affected by any renewal or extension in the time or payment hereof or by any indulgences and hereby consents to any and all renewals, extensions or indulgences, regardless of the number of such renewals, extensions or indulgences. Any waiver of rights by the Holder hereunder must be in writing and the failure of the Holder to exercise any of its rights hereunder in any specific instance shall not constitute a waiver thereof in any other instance.

3.4 All of the rights of the Holder hereunder shall enure to the benefit of the Holder and its permitted successors and assigns. The Holder shall not be entitled to assign its rights hereunder without complying with applicable federal and state securities and other laws, and without the prior written approval of the Corporation, which approval shall not be unreasonably withheld.

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3.5 For the purposes of this Secured Note, any notice or other written communication required or permitted hereunder shall be in writing and (a) delivered personally to an officer of the party to whom it is to be delivered;
(b) sent by registered or certified mail (with return receipt requested); (c) sent by telecopier or sent by e-mail (provided that copies of all telefaxes and e-mails shall contemporaneously also be mailed) to the following address;

                  If to the Corporation:

                  Solomon Technologies, Inc.
                  P.O. Box 314
                  7375 Benedict Avenue
                  Benedict, Maryland. U.S.A. 20612
                  Attention: David E. Tether
                  Telefax; 301-274-0573
                  e-mail: ewhel@aol.com

                  with a copy to:

                  Whiteford, Taylor & Preston, L.L.P.
                  7 St. Paul Street
                  Baltimore, Maryland 21202
                  Attention: S. Keith Moulsdale, Esq.
                  Telefax: 410-347-9414

                  If to the Holder:

                  Pinetree (Barbados) Inc.
                  c/o Ward, Patel & Co.
                  The Gables
                  Haggat Hall
                  St. Michael
                  Barbados
                  Attention: Gordon Murphy
                  Tel: 246.435.2001
                  Fax: 246.437.5366

                  with a copy to:

                  Pinetree Capital Corp.
                  The Exchange Tower
                  130 King Street West
                  Suite 2810
                  P.O. Box 47
                  Toronto Ontario Canada
                  M5X lA9
                  Attention: Larry Goldberg
                  Telefax: (416) 941-1090
                  e-mail: goldberg@pinetreecapital.com

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         All such notices shall be deemed to have been received, if telecopied or sent by e-mail, on the first Business Day after sending copies by mail or, if sent by mail, on the fifth Business Day after mailing or, if delivered, upon the date of delivery.

3.6 This Secured Note shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof and the federal laws of the United States of America applicable therein. All persons and entities in any manner obligated under this Secured Note hereby consent to the exclusive jurisdiction of any federal or state court within the State of Maryland having proper venue, and also consent to service of process by any means authorized by federal or Maryland law.

3.7 In the event the Corporation defaults in the payment of this Secured Note when due, the Corporation authorizes any attorney admitted to practice before any court of record in the United States, on behalf of the Corporation, upon notice to the Corporation, to confess judgment against the Corporation in the full amount due on this Secured Note plus reasonable attorneys' fees. The Corporation consents to the jurisdiction of and agrees that venue shall be proper in the United States District Court for the District of Maryland, if jurisdiction exists, and/or the Circuit Court for Baltimore City, Maryland. The Corporation waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon the Corporation any right of privilege of exemption, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the Corporation shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the Holder shall deem necessary or advisable until all sums due under this Secured Note have been paid in full.

3.8 Notwithstanding the foregoing, upon the occurrence of an Event of Default, Pinetree may, at Pinetree's sole and exclusive option, enforce its rights and remedies in the Corporation's Collateral, pursuant to that certain Convertible Note Security Agreement by and between Holder and Corporation, as well as that certain Security Agreement by and between Holder and Town Creek Industries, Inc., a wholly owned subsidiary of Corporation, executed on the same date hereof.

3.9 Notwithstanding any other provision of this Secured Note to the contrary, all agreements among the Corporation and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the advancement of the proceeds of this Secured Note, acceleration of maturity of the unpaid principal balance, the addition of accrued interest to principal or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the money to be advanced under this Secured Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Secured Note or any other agreement pertaining to this Secured Note, after timely performance of such provision is due, shall involve transcending the limit of

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validity prescribed by law which a court of competent jurisdiction deems applicable, then the obligations to be fulfilled shall be reduced to the limit of such validity, and if, under any circumstances whatsoever, the Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall not be required to be paid by the Corporation, and the Holder shall hold in trust and return to the Corporation any interest paid hereunder in excess of the highest lawful rate.

3.10 No provision of this Secured Note may be changed or waived orally or by any course of dealing, but only by an instrument in writing signed by the party to be charged with such change or waiver.

3.11 The Holder warrants that this Secured Note is the result of a commercial loan transaction within the meaning of Section 12-101(c) and 12-103(e), Commercial Law Article, Annotated Code of Maryland.

3.12 If any provision or part of any provision of this Secured Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Secured Note and this Secured Note shall be construed as if such invalid, illegal or unenforceable provision or part hereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

3.13 All of the covenants, agreements, representations and warranties contained in this Secured Note shall bind the Corporation hereto and its successors and assigns.

         DATED this 31st day of July, 2003.

                                        SOLOMON TECHNOLOGIES, INC.


                                        By: /s/ DAVID E. TETHER
                                            -------------------
                                            Name: David E. Tether
                                            Title: President and CEO


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